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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan of PLC Systems Inc. for the registration of 400,000 shares of its common stock, of our report dated February 15, 2002, with respect to the consolidated financial statements and schedule of PLC Systems Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP


                                                     Ernst & Young LLP


Boston, Massachusetts

June 24, 2002